EXHIBIT 99.1

CONTACT:
Janine Dusossoit
Vice President, Investor Relations
(610) 293-0600

SAFEGUARD ANNOUNCES SECOND QUARTER 2004 RESULTS

Wayne, PA, August 5, 2004 – Safeguard Scientifics, Inc. (NYSE: SFE), a leader in developing companies primarily in the information technology and healthcare life sciences areas, today announced its operating results for the second quarter ended June 30, 2004.

“Revenues in our Strategic Companies Segment increased 19% from the second quarter last year,” said Anthony L. Craig, President and Chief Executive Officer of Safeguard Scientifics, Inc. “We are seeing real traction in the growth of these companies. Our strong balance sheet positions us well to continue funding their growth as well as to consider acquisitions. We also have enhanced our internal capabilities to source new businesses that meet our focused criteria.”

Financial Highlights

Safeguard’s consolidated revenue for the second quarter of 2004 was $381.8 million, compared with $419.2 million for the second quarter of 2003 primarily a result of lower revenues at CompuCom Systems, continuing a trend from the last several quarters.

For the Strategic Company segment, revenues increased 19% to $31.7 million in the three months ended June 30, 2004, and rose 7% to $62.7 million for the six months ended June 30, 2004.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

For the quarter ended June 30, 2004, Safeguard reported a net loss of $12.5 million, or a diluted loss per share of $0.10, compared with a net loss of $3.2 million, or a $0.03 diluted loss per share in the second quarter of 2003. Included in the second quarter 2004 results was a gain of $31.7 million related to the sale of our interest in Sanchez Computer Associates, Inc. Also included in the results for the second quarter is an impairment charge related to the goodwill of CompuCom. As previously announced, in connection with the proposed merger of CompuCom with an affiliate of Platinum Equity LLC, Safeguard anticipated recording an impairment of goodwill in the second quarter. The total impairment charge included in the operating results for the second quarter is $23.3 million after income taxes. This includes $14.0 million related to our share of CompuCom’s goodwill impairment charge, and an additional impairment recorded by Safeguard of $9.3 million.

As of June 30, 2004, Safeguard’s parent company cash balance was $161 million and the market value of its ownership of public company marketable securities was $200 million.

Web Cast
 Safeguard will host a Web cast on August 5, 2004 at 9:00 a.m. (ET) to discuss second quarter 2004 results. The call can be accessed live at the Safeguard Web site at www.safeguard.com and also will be archived and accessible following the live call.

About Safeguard
 Safeguard Scientifics, Inc. (NYSE: SFE) is a company that seeks to create long-term value by taking controlling interests primarily in information technology and healthcare life sciences companies and helping them develop through superior operations and management. Safeguard’s existing strategic companies focus on the following vertical markets: financial services, healthcare and pharmaceutical, manufacturing, retail and distribution, and telecommunications. For more information, visit www.safeguard.com.

Forward-Looking and Cautionary Statements
 Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, labor disputes, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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NOTE TO EDITORS: Safeguard is a service mark of Safeguard Scientifics, Inc.

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	December 31,
	2004	2003
	(unaudited)
Assets
Current Assets
Cash and cash equivalents, restricted cash and short-term investments - Parent	$161,422	$131,065
- Subsidiaries	140,004	94,945
Accounts receivable	191,286	245,504
Inventories	20,760	35,849
Prepaid expenses and other current assets	11,492	11,293

Total current assets	524,964	518,656

Property and equipment, net	33,832	34,007
Ownership interests in and advances to companies	35,763	53,119
Available-for-sale securities	14,464	—
Intangible assets, net	11,714	14,689
Goodwill	153,881	195,652
Other	27,153	20,208

Total Assets	$801,771	$836,331

Liabilities and Shareholders’ Equity
Total current liabilities	$199,194	$240,459

Long-term debt	4,812	2,537
Minority interest	143,720	142,159
Other long-term liabilities	13,044	15,005
Convertible subordinated notes	54,763	200,000
Convertible senior debentures	150,000	—

Total shareholders’ equity	236,238	236,171

Total Liabilities and Shareholders’ Equity	$801,771	$836,331

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenue
Product sales	$262,787	$309,804	$485,815	$570,115
Service sales	118,898	108,519	234,516	218,008
Other	106	889	124	1,788

Total revenue	381,791	419,212	720,455	789,911

Operating Expenses
Cost of sales — product	244,992	288,246	452,073	524,152
Cost of sales — service	78,328	70,662	154,433	143,888
Selling and service	34,051	33,269	68,207	67,565
General and administrative	29,944	28,694	55,065	59,320
Depreciation and amortization	6,538	8,255	13,381	16,133
Impairment (a)	42,719	—	42,719	—

Total operating expenses	436,572	429,126	785,878	811,058

	(54,781)	(9,914)	(65,423)	(21,147)
Other income, net	29,598	12,881	40,077	17,072
Impairment — related party	—	—	—	(659)
Interest Income	731	853	1,366	1,885
Interest and financing expense	(2,616)	(3,477)	(5,914)	(6,921)

Income (loss) before income taxes, minority interest and equity loss	(27,068)	343	(29,894)	(9,770)
Income tax benefit (expense)	4,683	(1,465)	3,915	(2,857)
Minority interest	13,851	107	15,185	97
Equity loss	(3,927)	(2,135)	(6,301)	(6,159)

Net loss	$(12,461)	$(3,150)	$(17,095)	$(18,689)

Basic loss per share	$(0.10)	$(0.03)	$(0.14)	$(0.16)
Diluted loss per share	$(0.10)	$(0.03)	$(0.14)	$(0.17)

Weighted average shares outstanding - basic and diluted	119,505	118,348	119,410	118,256

Certain prior year amounts have been reclassified to conform to the current year presentation.

(a) This amount relates to impairment of goodwill related to CompuCom. Safeguard’s net share of the impairment charge included in consolidated net loss is calculated as follows:

Impairment	$(42,719)
Share of impairment allocated to minority shareholders of CompuCom (included on the Minority Interest line)	13,969
Safeguard’s share of CompuCom’s income tax benefit related to the impairment charge	5,456

Safeguard’s share of the impairment charge included in Consolidated Net Loss	$(23,294)

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com

Safeguard Scientifics, Inc.
Results of Segment Operations
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Summary
Strategic	$(10,586)	$(10,481)	$(16,609)	$(18,182)
Non-Strategic	28,314	12,858	37,486	13,433
CompuCom	(26,974)	3,377	(25,516)	6,823

Total segments	(9,246)	5,754	(4,639)	2,074
Corporate operations	(7,898)	(7,439)	(16,371)	(17,906)
Income tax benefit (expense)	4,683	(1,465)	3,915	(2,857)

	$(12,461)	$(3,150)	$(17,095)	$(18,689)

Strategic
Revenue	31,665	26,720	62,709	58,415
Net Loss	(10,586)	(10,481)	(16,609)	(18,182)

Non-Strategic
Revenue	8,186	14,678	16,139	23,297
Net income	28,314	12,858	37,486	13,433

CompuCom
Revenue	341,913	377,728	641,569	708,025
Net income (loss)	(26,974)	3,377	(25,516)	6,823

800 The Safeguard Building • 435 Devon Park Drive • Wayne, PA 19087-1945
Phone (610) 293-0600 • Fax (610) 293-0601 • Toll Free (877) 506-7371
http://www.safeguard.com